[Letterhead of Polaris Venture Partners]

David J. Orfao
President and Chief Executive Officer
Allaire Corporation
One Alewife Center
Cambridge, MA 02140


December 4, 1998

Dear Mr. Orfao:

In the event that (1) the proposed initial public offering ("IPO") of the common stock of Allaire Corporation ("Allaire") does not occur by February 28, 1999 and
(2) Allaire does not by that time close at least $3 million in financing (which financing neither expires nor becomes due and payable prior to February 28,
2000) from an alternate source, each of the undersigned agrees to provide Allaire with a working capital line of credit (the "Lines") to fund Allaire's working capital requirements through February 28, 2000.

Advances under the Lines, not to exceed $3.0 million in the aggregate, will be available to the Company as requested and will bear interest at a mutually agreed rate between 5% and 20%. Each of the undersigned will contribute to each requested advance in proportion to their respective investments in Allaire to date.

The Lines will expire and any amounts advanced to the Company under the Lines will be due and payable upon the earlier to occur of (1) the closing of an IPO or (2) February 28, 2000.


POLARIS VENTURE PARTNERS, L.P.

By: Polaris Venture Management Co., L.L.C.
         Its General Partner

By: /s/
    ------------------
    Member

POLARIS VENTURE PARTNERS
FOUNDERS' FUND, L.P.

By: Polaris Venture Management Co., L.L.C.

By: /s/
    -----------------
    Member